  EXHIBIT 10.4

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

This Amendment No. 3 to Employment Agreement (“Amendment”), dated and effective as of January 25, 2022, is entered into by and between PEDEVCO Corp., as successor-in-interest to Pacific Energy Development Corp. (herein referred to as the “Company”), and Clark R. Moore (“Executive”).

WHEREAS, the Company and Executive have entered into an employment agreement, dated June 10, 2011, as amended to date (the “Agreement”), concerning the employment of Executive as Executive Vice President, General Counsel and Secretary of the Company; and

WHEREAS, the parties wish to amend the Agreement to revise certain terms of the Agreement as set forth herein in order to reduce Company costs on a temporary basis;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	Increase in Base Salary: Commencing February 1, 2022, Executive’s annual base salary shall be increased from $250,000.00 to $280,000.00.

2.

Amendment to Separation Payment Terms: Effective February 1, 2022, all references to “eighteen (18) months” in Sections 5(a)(2) and 5(a)(3) of the Agreement shall be revised to read “twelve (12) months”.

3.	Except to the extent modified hereby, the Agreement shall remain in full force and effect.

4.	This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed as of the date and year first referenced above.

“The Company”	PEDEVCO Corp.

Date: January 25, 2022	/s/ Simon Kukes
Simon Kukes
Chief Executive Officer

Date: January 25, 2022	/s/ Clark R. Moore
Clark R. Moore

Amendment to Moore Employment Agreement